    UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 1, 2010

CARDIMA, INC.

(Exact name of registrant as specified in charter)

Delaware	000-22419	94-3177883
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

47266 Benicia Street, Fremont, California, 94538

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (510) 354-0300

Copies to:

Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2010, the Company filed a Certificate of Correction which had the effect of declaring null and void a Certificate of Elimination of Series A Participating Preferred Stock filed with the Secretary of State of Delaware on June 4, 2007.  A copy of the Certificate of Correction is attached hereto as Exhibit 3.3 and is incorporated herein in its entirety by reference.

On April 6, 2010, Cardima, Inc. (the “Company”) filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware to remove the provision which eliminates the right of stockholders to act by written consent without a meeting. A copy of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein in its entirety by reference.

In addition, on April 6, 2010, the Company filed an Amendment to its Certificate of Incorporation to effect a 1-for-10 reverse stock split of the Company’s outstanding common stock. A copy of the Amendment is attached hereto as Exhibit 3.2 and is incorporated herein in its entirety by reference.

Item 8.01 Other Events.

Effective on April 6, 2010, the Company and American Stock Transfer & Trust Company, as Rights Agent, entered into an amendment to the Rights Agreement dated as of May 20, 2002. The Amendment amends the definition of “Acquiring Person” under the Rights Plan. A copy of the amendment to the Rights Plan is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Cardima, Inc. filed on April 6, 2010
3.2	Certificate of Amendment of Cardima, Inc. filed on April 6, 2010
3.3	Certificate of Correction of Certificate of Elimination of Cardima, Inc. filed on April 1, 2010
99.1	Amendment to the Rights Agreement between Cardima and American Stock Transfer & Trust Company, as Rights Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIMA, INC.

Date: April 8, 2010	By:	/s/Robert Cheney
Name: Robert Cheney
Chief Executive Officer